Exhibit 10.2

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of July 6, 2026, by and between iPower Inc., a Nevada corporation (the “Company”) and the undersigned (the “Investor”), and amends that certain Securities Purchase Agreement, dated as of December 22, 2025, by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

WHEREAS, the Company and the Investor desire to amend certain provisions of the Securities Purchase Agreement pursuant to Section 9(e) thereof.

WHEREAS, pursuant to Section 9(e) of the Securities Purchase Agreement, the Company and the Investor, in its capacity as the Required Holder, may amend the terms of the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor, intending to be legally bound, hereto agree as follows:

1. Amendments. As of the Effective Time (as defined below):

(a) The reference to “$28,184,024” in Recital A of the Securities Purchase Agreement shall be amended and restated as “$30,184,024”.

(b) The reference to “$21,000,000” in Recital D of the Securities Purchase Agreement shall be amended and restated as “$23,000,000”.

(c) The reference to “$21,000,000” in Section 1(b)(i) of the Securities Purchase Agreement shall be amended and restated as “$23,000,000”.

(d) Section 4(g)(iii) of the Securities Purchase Agreement shall be amended and restated as follows:

“with respect to any Additional Optional Closing, the Company may apply any proceeds generated therefrom to any general corporate purpose as determined by Company management.

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For the purpose of this Agreement, “Permitted Preferred Redemptions” means, solely with respect to Additional Closings hereunder (other than the initial Additional Closing), the redemption of preferred stock, restricted stock units and/or other similar equity instruments of the Company in an aggregate amount not to exceed 10% of the net proceeds of such applicable Additional Closing.”

(e) The Schedule of Buyers to the Securities Purchase Agreement is hereby amended and restated by Schedule I (the “Amended and Restated Schedule of Buyers”) attached hereto.

(f) The definition of “Transaction Documents” in the Securities Purchase Agreement is hereby amended to include this Amendment.

2. Acknowledgement; Ratification of Obligations. The Company and the Investor hereby confirm and agree that, except as set forth in Section 1 above, (i) the Securities Purchase Agreement and each other Transaction Documents are, and shall continue to be, in full force and effect, constitute legal and binding obligations of all parties thereto in accordance with its terms and are hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Company or the Investor under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document. This Amendment forms an integral and inseparable part of the Securities Purchase Agreement.

3. No Material Non-Public Information. Nothing in this Amendment constitutes material non-public information and the Company has previously disclosed all material, non-public information (if any) provided to the Investor by the Company or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by hereby. The Company acknowledges and agrees that no confidentiality or similar obligations under any agreement, whether written or oral, between the Company, or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates on the other hand, relating to the transactions contemplated hereby, exists as of the date hereof. Notwithstanding anything contained in this Amendment to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Investor shall not have (unless expressly agreed to by the Investor after the date hereof in a written definitive and binding agreement executed by the Company and the Investor), any duty of confidentiality with respect to any material, non-public information regarding the Company.

4. Effectiveness. Section 1 of this Amendment shall become effective upon the due execution and delivery by the Company and the Investor of this Amendment (the “Effective Time”).

5. References. As of the Effective Time, all references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Securities Purchase Agreement and the other Transaction Documents shall refer to the Securities Purchase Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Securities Purchase Agreement (as amended hereby) and references in the Securities Purchase Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to December 22, 2025.

6. Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Holder), on demand, a nonaccountable amount of $5,000 for the legal fees and expenses in connection with the preparation and negotiation of this Amendment and the transactions contemplated hereby.

7. Miscellaneous. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:
IPOWER INC. By: _____________________________ Name: Chenlong Tan Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

INVESTOR:

[name of investor] By: _____________________________ Name: Title:

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sCHEDULE I

AMENDED AND RESTATED sChedule of buyers

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Mailing Address and E-mail Address	Original Principal Amount of Initial Series A Notes	Original Principal Amount of Initial Series B Notes	Aggregate Maximum Original Principal Amount of Additional Notes for the Additional Mandatory Closing	Aggregate Maximum Original Principal Amount of Additional Notes for Additional Optional Closings	Initial Purchase Price	Aggregate Maximum Additional Purchase Price	Legal Representative’s Mailing Address and E-mail Address

[Investor]	c/o [Investor] 1 Pennsylvania Plaza Suite 4810 New York, NY 10119 Attn: Antonio Ruiz-Gimenez Email: [Investor]	$5,184,024	$1,815,976	$2,000,000	$23,000,000	$6,580,000	$23,500,000	Kelley Drye & Warren LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 Telephone: (212) 808-7540 Attention: Michael A. Adelstein, Esq.
TOTAL		$5,184,024	$1,815,976	$2,000,000	$23,000,000	$6,580,000	$23,500,000

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